EXHIBIT 11


        Computation of weighted average number of shares of common stock


                                                For the three months ended        For the six months ended
                                                --------------------------        ------------------------
                                                June 30,         June 28,          June 30,        June 28,
                                                  1995             1996             1995             1996
                                                --------         --------          --------        -------
Shares outstanding at beginning of
    period ...........................           10,670           14,885            9,059           11,105

Weighted average shares issued .......               30               26              958            2,033

Incremental shares of common stock
    outstanding giving effect to stock
    options and warrant ..............            1,116              318            1,083              667
                                                 ------           ------           ------           ------

                                                 11,816           15,229           11,100           13,805
                                                 ======           ======           ======           ======